UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2004

                            RELIV INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   1-11768                     37-1172197
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

136 Chesterfield Industrial Boulevard, Chesterfield, MO            63005
      (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (636) 537-9715

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 5.02 - Appointment of Principal Officers

      On August 25, 2004, by action of the Registrant's Board of Directors, the following changes were made with respect to the executive officers of the
Registrant:

      1. DAVID G. KREHER, age 51, was appointed to the offices of Executive Vice-President and Chief Financial Officer. Mr. Kreher previously held the positions of Senior Vice-President and Chief Operating Officer. Mr. Kreher is also Secretary and a director of Reliv', Inc. and Reliv' World Corporation. Mr. Kreher was employed by the Registrant in September, 1991, and became Senior Vice President on July 1, 1992. Mr. Kreher was named Chief Operating Officer in January, 2001. Mr. Kreher holds a B.S. degree in accounting from Southwest Missouri State University. Mr. Kreher has been a director of the Registrant since June 1, 1994, and is the brother-in-law of Robert L. Montgomery, President and Chief Executive Officer of the Registrant.

      In April, 2002, the Registrant entered into an Employment Agreement with Mr. Kreher. The initial term of the Agreement expired in April, 2003, and thereafter automatically renews for one year terms unless written notice is given more than 30 days prior to expiration of the term. The Agreement provides for Mr. Kreher to receive base annual compensation of not less than $300,000. Mr. Kreher is also to participate in the annual incentive compensation and long-term incentive compensation plans of the Registrant adopted in April, 1994, the Registrant's stock option plans and such other compensation plans as the Registrant may from time to time have for executives of the Registrant. The Agreement includes the obligation of Mr. Kreher to maintain the confidentiality of confidential information of the Registrant.

      2. R. SCOTT MONTGOMERY, age 34, was appointed to the office of Senior Vice-President of Worldwide Operations. Mr. Montgomery previously held the position of Vice President of International Operations, and has been employed by the Registrant since 1993. He has held various positions during this time, including Director of U.S. Distributor Relations, Director of Domestic and International Operations and Director of International Development. Mr. Montgomery has a B.S. degree in Finance from Southwest Missouri State University, and is the son of Robert L. Montgomery, President and Chief Executive Officer of the registrant, and the nephew of David G. Kreher, Executive Vice-President and Chief Financial Officer of the Registrant.

      In April, 2002, the Registrant entered into Employment Agreement with Mr. Montgomery. The initial term of the agreement expired in April, 2003, thereafter automatically renewing for one year terms unless written notice is given more than 30 days prior to expiration of the term. The Agreement provides for Mr. Montgomery to receive base annual compensation of not less than $105,000. Mr. Montgomery is also to participate in the annual incentive compensation and long-term incentive compensation plans of the Registrant adopted in April, 1994, the Registrant's stock option plans and such other compensation


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

plans as the Registrant may from time to time have for executives of the Registrant. The Agreement includes the obligation of Mr. Montgomery to maintain the confidentiality of confidential information of the Registrant.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Reliv International, Inc.
                                                --------------------------------
                                                (Registrant)


Date:  August 31, 2004                          By:  /s/ Robert L. Montgomery
                                                     ---------------------------
                                                     Robert L. Montgomery,
                                                     Chief Executive Officer


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